EXHBIT 99.2

UNITED-GUARDIAN ANNOUNCES SEMI-ANNUAL CASH DIVIDEND

Hauppauge, NY, May 15, 2008 – United-Guardian, Inc. (AMEX:UG) announced today that its Board of Directors, at its meeting on May 14, 2008, declared a semi-annual cash dividend of $0.27 per share, which will be paid on June 16, 2008 to all stockholders of record as of the close of business on June 2, 2008.

Ken Globus, President of United-Guardian, stated, “Based on our earnings expectations for this year we are pleased to once again be able to share our success with our stockholders and pay a mid-year dividend. This is the 13th consecutive year that the company has paid a dividend. With our working capital now exceeding $14 million, we have more than adequate reserves to fund any foreseeable capital requirements”.

United-Guardian is a manufacturer of cosmetic ingredients, personal and health care products, pharmaceuticals, and specialty industrial products.

                                                                                                                      Contact:   Robert S. Rubinger
                                                                                                                      Public Relations
                                                                                                                      (631) 273-0900

NOTE: This press release contains both historical and "forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements about the company’s expectations or beliefs concerning future events, such as financial performance, business prospects, and similar matters, are being made in reliance upon the “safe harbor” provisions of that Act. Such statements are subject to a variety of factors that could cause our actual results or performance to differ materially from the anticipated results or performance expressed or implied by such forward-looking statements. For further information about the risks and uncertainties that may affect the company’s business please refer to the company's reports and filings with the Securities and Exchange Commission.